SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2003

                                    PDI, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                     0-24249               22-2919486
  (State or other jurisdiction of        (Commission           (IRS Employer
           incorporation)                File Number)        Identification No.)

         10 Mountainview Road,
        Upper Saddle River, NJ                                     07458
(Address of principal executive office)                          (Zip Code)

                                 (201) 258-8450
               Registrant's telephone number, including area code:

                                       N/A
          (Former name or former address, if changed since last report)

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Item 5. Other Events

      On July 28, 2003 the Registrant issued the following press release:

                    "PDI Announces Contract Sales Agreements

Upper Saddle River, NJ-- July 28, 2003. On May 7, 2003, PDI, Inc. (NASDAQ: PDII) announced that it was in late stage negotiations for two contract sales engagements that could represent between $40 and $50 million on an annual basis. PDI announced today that those agreements have been finalized and definitive agreements executed. The recruiting and hiring activities under those agreements were completed in June; preliminary agreements covering the recruiting and training periods are in effect through July 31, 2003. The contract sales agreements, which become effective August 1, 2003 and run through December 31, 2004 could represent an incremental revenue impact of between $60 million and $70 million over their full term. The incremental revenue impact in 2003 is expected to be approximately $20 million.

Steve Budd, President and Chief Operating Officer of PDI said, "We are pleased to have won these very important contract sales programs. Our clients continue to view outsourcing as a key strategic alternative. We believe that outsourcing will continue to grow as companies seek avenues for generating predictable growth. PDI has proven expertise in recruiting, hiring, training and managing high performing sales teams, combined with our commitment to and continued investment in our sales services business, places us in an excellent position to win these opportunities."

PDI also reiterated its 2003 EPS guidance of $0.75 to $0.80, excluding the previously announced litigation reserve.

About PDI

PDI is an innovative commercial sales and marketing provider to the biopharmaceutical and medical devices & diagnostics industries. Its three business units offer service and product-based capabilities for companies seeking to maximize profitable brand sales growth. The three units include the PDI Pharmaceutical Products Group, the PDI Sales and Marketing Services Group and the PDI Medical Devices and Diagnostics Group.

For more information, visit the Company's website at www.pdi-inc.com.

Forward Looking Statement

This press release contains forward-looking statements regarding the timing and financial impact of the Company's ability to implement its business plan, expected revenues, earnings


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per share and success during 2003. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, changes in our operating expenses, adverse patent decisions, FDA or legal developments, competitive pressures, changes in customer and market requirements and standards, and the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission, including without limitation PDI's Annual Report on Form 10-K for the year ended December 31, 2002. In addition to the other risk factors set forth in the Form 10-K, this contract as well as the GSK contract announced on July 9, 2003 are terminable for any reason upon less than 60 days' notice. Any such termination may result in a material shortfall with respect to PDI's revenue and earnings projections. These contracts require PDI to meet certain performance requirements, the failure of which may result in the imposition of contractual penalties and a material shortfall with respect to PDI's revenue and earnings projections. In addition, an adverse outcome in any litigation or proceeding involving the underlying pharmaceutical products could result in a material shortfall with respect to PDI's revenue and earnings projections. The forward looking-statements in this press release are based upon management's reasonable belief as of the date hereof. PDI disclaims any obligation to update these statements."

                                    * * * * *

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PDI, INC.


                                     By: /s/ Charles T. Saldarini
                                         ---------------------------------------
                                         Charles T. Saldarini, Vice Chairman and
                                         Chief Executive Officer

Date: July 29, 2003


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